                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                   April 14, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             U. S. Trucking, Inc.
               -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter





        Colorado                     33-16417-LA            68-0133692
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number




3125 Ashley Phosphate Road, Suite 128, North Charleston, South Carolina 29418
-----------------------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code



                             (843)  767-9197
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for Med-Cal Express, Inc. and its subsidiary are filed herewith:

                                    INDEX                              PAGE

       Independent Auditors' Report .................................. F-2

       Consolidated Balance Sheet - December 31, 1998 ................ F-3

       Consolidated Statements of Operations - For the
        Years Ended December 31, 1998 and 1997 ....................... F-4

       Consolidated Statement of Stockholders' Equity (Deficit) -
        For the Years Ended December 31, 1998 and 1997 ............... F-5

       Consolidated Statements of Cash Flows - For the
        Years Ended December 31, 1998 and 1997 ....................... F-6

       Notes to the Consolidated Financial Statements ................ F-7


     (b)  PRO FORMA FINANCIAL INFORMATION.   The pro forma financial
information required by Article 11 of Regulation S-X is included in Footnote 3 of the Company's audited financial statements for the year ended December 31, 1998 which were included in the Company's Form 10-KSB for the year ended December 31, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  U.S. TRUCKING, INC.



Dated:  October 8, 1999           By: /s/ W. Anthony Huff
                                      W. Anthony Huff, Executive Vice
                                         President

               INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                        PAGE

Independent Auditors' Report                                            F-2

Consolidated Balance Sheet - December 31, 1998                          F-3

Consolidated Statements of Operations - For the Years
 Ended December 31, 1998 and 1997                                       F-4

Consolidated Statement of Stockholders' Equity (Deficit) -
  For the Years Ended December 31, 1998 and 1997                        F-5

Consolidated Statements of Cash Flows - For the Years
  Ended December 31, 1998, and 1997                                     F-6

Notes to Consolidated Financial Statements                              F-7

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders,
Mid-Cal Express, Inc.,
(A Wholly Owned Subsidiary of Prime Companies, Inc.)
San Francisco, California

We have audited the accompanying consolidated balance sheet of Mid-Cal Express, Inc. (a California corporation) and subsidiary as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mid-Cal Express, Inc. and subsidiary at December 31, 1998, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, the Company ceased operations in 1998. The accompanying financial statements reflect adjustment of certain assets and accrual of certain liabilities to reflect the planned liquidation of the Company.

As described in Note 4 to the consolidated financial statements, the Company has restated its financial statements for the year ended December 31, 1997 to record a valuation allowance on deferred tax assets.



/s/HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
May 11, 1999

                         MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998


                                    ASSETS
                                    ------
CURRENT ASSETS:

   Cash                                                 $     3,876
   Accounts receivable, net of allowance
    for doubtful accounts of $194,000                       929,529
   Investments held in escrow                             1,800,000
   Prepaid expenses                                         115,204
   Deposits                                                 123,888
   Equipment held for sale                                  112,000
   Other current assets                                      91,842
                                                        -----------
TOTAL ASSETS                                            $ 3,176,339
                                                        ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
               ----------------------------------------------

CURRENT LIABILITIES:

   Notes payable                                        $   290,269
   Payable to parent                                      1,253,969
   Accounts payable                                       1,019,034
   Accrued liabilities                                    1,058,248
                                                        -----------
TOTAL LIABILITIES                                         3,621,520
                                                        -----------

COMMITMENTS AND CONTINGENCIES (Notes 3 and 12)                  -

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, no stated value, 1,000,000
    shares authorized, none issued or outstanding               -
   Common stock, no stated value, 10,000,000
    shares authorized, 3,136,364 issued and
    outstanding                                           2,751,364
   Contributed capital                                      385,000
   Accumulated deficit                                   (3,581,545)
                                                        -----------
      Total stockholders' equity (deficit)                 (445,181)
                                                        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $ 3,176,339
                                                        ===========





      See accompanying notes to these consolidated financial statements.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                  ---------------------------
                                                      1998            1997
                                                  ------------   ------------

TRANSPORTATION REVENUES                           $ 18,632,632   $ 15,958,230
                                                  ------------   ------------
OPERATING COSTS AND EXPENSES:
   Purchased transportation                          7,189,829      6,166,598
   Salaries and related expenses                     5,970,383      4,442,038
   Operating expenses and maintenance                3,276,507      2,813,112
   Operating taxes and licenses                        493,095        428,081
   Insurance                                           727,982        614,330
   Revenue equipment rentals                         1,696,831        909,017
   General supplies and expenses                     1,209,132        721,192
   Depreciation and amortization                       864,397        667,580
                                                  ------------   ------------
      Total operating costs and expenses            21,428,156     16,761,948
                                                  ------------   ------------
OPERATING LOSS                                      (2,795,524)      (803,718)
                                                  ------------   ------------
OTHER INCOME (EXPENSE):
   Gain on sale of assets                            1,135,536            -
   Interest expense                                   (736,908)      (423,601)
   Rental income                                       115,200         63,900
   Other income (expense)                              (13,148)         8,718
                                                  ------------   ------------
      Total other income (expense)                     500,680       (350,983)
                                                  ------------   ------------
LOSS BEFORE PROVISION FOR INCOME TAX                (2,294,844)    (1,154,701)


PROVISION FOR INCOME TAX                                 6,900          4,100
                                                  ------------   ------------
NET LOSS                                          $ (2,301,744)  $ (1,158,801)
                                                  ============   ============















      See accompanying notes to these consolidated financial statements.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997




                                                                                                        Total
                                                                                            Preferred   Stock-
                           Preferred Stock           Common Stock    Contri-   (Accumu-     Stock Sub-  holders'
                         ---------------------    ------------------ buted      lated       scription   Equity
                          Shares       Value      Shares    Value    Capital    Deficit)    Receivable  (Deficit)
                         --------  -----------  --------- ---------- --------- -----------  ---------- -----------

Balance,
 January 1, 1997          116,000  $   580,000      1,000 $    1,000 $    -    $  (121,000) $(400,000) $    60,000

  Cash received on
    stock subscription                                                                        400,000      400,000
        Receivable           -            -          -          -         -           -
  Sale of preferred
    stock                  84,000      420,000       -          -         -           -          -         420,000
  Sale of common stock       -            -     1,035,364  1,035,364      -           -          -       1,035,364
  Stock issued to
    acquire property         -            -     1,100,000    715,000      -           -          -         715,000
  Prefered stock
    converted to common  (200,000)  (1,000,000) 1,000,000  1,000,000      -           -          -            -
  Net loss                   -            -          -          -         -     (1,158,801)      -     $(1,158,801)
                         --------  -----------  --------- ---------- --------- -----------  ---------  -----------
Balance,
  December 31, 1997          -            -     3,136,364  2,751,364      -     (1,279,801)      -       1,471,563

  Cash contribution
    from parent              -            -          -          -      385,000        -          -         385,000
  Net loss                   -            -          -          -         -     (2,301,744) $    -     $(2,301,744)
                         --------  -----------  --------- ---------- --------- -----------  ---------  -----------
Balance,
 December 31, 1998           -     $      -     3,136,364 $2,751,364 $ 385,000 $(3,581,545) $    -     $  (445,181)
                         ========  ===========  ========= ========== ========= ===========  =========  ===========

















      See accompanying notes to these consolidated financial statements.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------
                                                                 1998            1997
                                                              -----------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:

   Net loss                                                   $(2,301,744)   $ (1,158,801)
   Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation                                                  864,397         667,580
    Provision for bad debts                                       171,000          23,000
    Gain on sale of certain net assets                         (1,135,536)           -
    Changes in operating assets and liabilities:
       Accounts receivable                                         15,012      (1,138,541)
       Prepaid expenses                                           486,094        (601,298)
       Deposits                                                    26,999        (255,887)
       Other assets                                               317,088        (348,930)
       Accounts payable                                           589,527         429,507
       Accrued liabilities                                        (43,088)      1,051,336
                                                              -----------    ------------
         Net cash used in operating activities                 (1,010,251)     (1,332,034)
                                                              -----------    ------------
CASH FLOW FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                           (126,783)       (638,455)
   Sale of property and equipment                                 152,941            -
                                                              -----------    ------------
        Net cash provided by (used in) investing activities        26,158        (638,455)
                                                              -----------    ------------
CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from the sale of common stock                            -          1,035,364
   Proceeds from the sale of preferred stock                         -            420,000
   Proceeds from stock subscription receivable                       -            400,000
   Advances from parent                                         1,648,288         831,000
   Proceeds from notes payable and long term debt                  82,409         150,000
   Principal payments on notes payable and long-term debt        (901,043)       (707,560)
                                                              -----------    ------------
   Net cash provided by financing activities                      829,654       2,128,804
                                                              -----------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (154,439)        158,315

CASH AND CASH EQUIVALENTS, beginning of year                      158,315            -
                                                              -----------    ------------
CASH AND CASH EQUIVALENTS, end of year                        $     3,876    $    158,315
                                                              ===========    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments for:
       Interest                                               $   577,768    $    401,083
                                                              ===========    ============
       Income taxes                                           $     9,500    $       -
                                                              ===========    ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
   Notes payable issued to acquire property and equipment     $   740,629    $  4,277,223
                                                              ===========    ============
   Common stock issued to acquire property                    $      -       $    715,000
                                                              ===========    ============
   Property transferred to parent for reduction of
     advances payable                                         $   840,319    $       -
                                                              ===========    ============
   Conversion of preferred stock to common stock                     -       $  1,000,000
                                                              ===========    ============


      See accompanying notes to these consolidated financial statements.

                MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF OPERATIONS:

Mid-Cal Express, Inc. was incorporated under the laws of the State of California in August 1994. The Company is a wholly-owned subsidiary of Prime Companies, Inc. (Prime). The Company's core business consists of truck transportation of temperature-controlled products throughout the United States and Canada. See Note 3.

The Company's wholly owned subsidiary, Mid-Cal Express Logistics, Inc. (Logistics) was incorporated under the laws of the State of California in July 1997. Logistics is a transportation logistics provider, providing full-service logistics capabilities in less-than-truckload and full-truckload services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation - The consolidated financial statements include the accounts of Mid-Cal Express, Inc. and its wholly owned subsidiary (collectively, "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Revenue Recognition - The Company recognizes transportation revenues and related expenses using a method which approximates recognition on the date freight is delivered.

Income Taxes - The Company accounts for income taxes under the liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company files its tax returns as part of a consolidated group with Prime Companies, Inc.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company's financial statements are based upon a number of significant estimates including the allowance for doubtful accounts, realizable value of equipment held for sale, realizability of deferred tax assets, and cargo claims reserves. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments (primarily accounts receivable) exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. In accordance with FASB Statement No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments Concentrations of Credit Risk," the credit risk amounts shown do not take into account the value of any collateral or security.

The Company's customers are located throughout the United States. At December 31, 1998, three customers accounted for 30%, 22%, and 14%, respectively, of trade receivables. No other customers accounted for more than 10% of the Company's trade receivables at December 31, 1998.

Fair Value of Financial Instruments - The estimated fair values for financial instruments under FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

     Cash and cash equivalents: The carrying amount approximates fair value because of the short maturity of those instruments.

     Investments: Investments held in escrow are considered available-for-sale. Investments are carried at market value based on quoted market prices.

     Long-term and other debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

Reclassifications - Certain reclassifications have been made to prior year's financial statements to conform with the current presentation.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.  DISPOSITIONS AND BASIS OF PRESENTATION:

In response to continued losses from operations, management made a strategic decision to discontinue operations through an orderly liquidation. The Company ceased operations effective December 30, 1998. In connection with the discontinuance, the Company sold its operating assets to U.S. Trucking, Inc.
(UST) in exchange for 400,000 shares of UST common stock, UST's assumption of $3,351,359 of underlying debt, and UST's assumption of certain operating leases. All other leases were terminated effective December 31, 1998. All assumed debt, and operating lease payments aggregating approximately $2,547,000 are guaranteed by the Company and Prime. These obligations expire in varying amounts through June 2003. UST's stock received as consideration in the sale was valued at $4.50 per share based on the average quoted market price of the stock for a period of three days prior and after the transaction was agreed to. Operating assets not acquired by UST have been reduced to their estimated realizable value. The sale resulted in a gain of $1,135,536 calculated as follows:

     Consideration Received:
        UST common stock                      $   1,800,000
        Liabilities assumed by UST                3,351,389
                                              -------------
            Total consideration received          5,151,389
        Net book value of assets sold            (3,860,853)
        Other disposal costs                       (155,000)
                                              -------------
        Gain on sale of assets                $   1,135,536
                                              =============

The Company has entered into an agreement with Credit Managers Association
(CMA) whereby CMA will arrange for the orderly liquidation of the Company's assets and assist the Company in the settlement of its outstanding obligations.

The UST common stock is held in escrow by CMA. Proceeds from the sale of stock are to be used to pay trade payables of the discontinued operations. Remaining proceeds, if any, will be released to the Company upon final settlement of the payables. As of May 11, 1999, the market value of UST's common stock had decreased to $3.125 per share.

4.  PRIOR PERIOD ADJUSTMENT:

The Company has restated its prior year financial statements to record a valuation allowance against deferred tax assets. The effect on results of operations for the year ended December 31, 1997 was to increase the provision for taxes and net loss by $401,000.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.  EQUIPMENT HELD FOR SALE:

At December 31, 1998, equipment held for sale consists a tractor and service vehicles. These assets have been written down to their estimated net realizable value, resulting in an impairment loss of approximately $15,000.

6.  ACCRUED LIABILITIES:

Accrued liabilities consisted of the following at December 31, 1998:

     Accrued compensation related liabilities     $     257,468
     Accrued purchased transportation                   274,083
     Accrued interest                                   181,658
     Accrued insurance                                  120,856
     Claims loss reserves                                68,402
     Other accrued expenses                             155,781
                                                  -------------
     Total                                        $   1,058,248
                                                  =============

7.  NOTES PAYABLE:

At December 31, 1998, the Company had outstanding borrowings of $181,338 from a finance company. These borrowings accrue interest at prime plus 2% (9.75% at December 31, 1998) and are collateralized by accounts receivable. These borrowings were paid in full subsequent to December 31, 1998.

Also, at December 31, 1998, the Company had $108,931 outstanding on various notes payable to leasing companies. These notes bear interest at rates ranging up to 9.1%, and are collateralized by equipment held for sale. These notes were extinguished subsequent to December 31, 1998 with proceeds from disposal of equipment held for sale.

8.  STOCKHOLDERS' EQUITY:

In 1996, the Company issued 116,000 shares of preferred stock to Prime for $180,000 in cash and settlement of a note payable in the amount of $400,000. In 1997, the Company issued 84,000 shares of preferred stock to Prime for $420,000 in cash. In 1997, the Company converted all shares of preferred stock to 1,000,000 shares of common stock.

In 1997, the Company sold 1,035,364 shares of common stock to Prime at $1.00 per share.

In 1997, the Company issued 1,100,000 shares of common stock to Prime in exchange for rental property. The transaction was recorded at Prime's cost for the property. In 1998, the property was returned to Prime. Advances from parent were reduced by the recorded value of the property.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.  INCOME TAXES:

Income tax expense is comprised of the following:

                                            YEAR ENDED DECEMBER 31,
                                          -------------------------
                                              1998           1997
                                          ---------      ---------
     Current:
        Federal                           $       -             -
        State                                 6,900      $   4,100

                                          ---------      ---------

                                              6,900          4,100
     Deferred:
        Federal                                   -              -
        State                                     -              -
                                          ---------      ---------
                                          $   6,900      $   4,100
                                          =========      =========


The components of the net deferred tax assets are as follows at December 31, 1998:

Current deferred tax assets:
     Vacation accrual                          $    16,000
     Allowance for bad debts                        94,200
     Accrued expenses                               90,600
                                               -----------
                                               $   200,800
     Valuation allowance                          (200,800)
                                               -----------
        Net current deferred tax assets        $         -
                                               ===========
Noncurrent deferred tax assets:
     Depreciation                              $    34,800
     Net operating loss carryforward             1,221,200
                                               -----------
                                                 1,256,000
     Valuation allowance                        (1,256,000)
                                               -----------
        Net noncurrent deferred tax assets     $         -
                                               ===========

As of December 31, 1998, the Company has available net operating loss carryforwards for federal income tax purposes of $3,195,000 which expire through 2018. The Company has state net operating loss carryforwards of $1,527,000 which expire through 2003. The benefit of the operating loss available to offset future taxable income may be subject to reduction or limitation of use as a result of certain return filing regulations and limitations relating to a 50% change in ownership.

                     MID-CAL EXPRESS, INC. AND SUBSIDIARY
             (WHOLLY OWNED SUBSIDIARIES OF PRIME COMPANIES, INC.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  RELATED PARTY TRANSACTIONS:

In 1998, Prime issued 28,400 shares of its common stock to employees of the Company as compensation for services provided. Compensation expense of approximately $154,000 was recognized upon issuance of these shares and was recorded as an advance from parent.

At December 31, 1998, the Company had advances from Prime in the aggregate of $1,253,969. Accrued interest on these advances was $93,804 at December 31, 1998. Interest expense incurred on these advances was $96,699 and $54,727 in 1998 and 1997, respectively.

11.  EMPLOYEE DEFINED CONTRIBUTION PLAN:

Effective February 1, 1997, the Company adopted a Deferred Compensation Simple IRA Plan (the "Plan") covering all full-time employees. To be eligible to participate in the Plan, employees must be expected to earn at least $5,000 annually. Employees involved in the Plan may contribute up to $6,000 of their compensation, on a pre-tax basis, subject to statutory and Internal Revenue Service guidelines. Contributions to the Plan are invested at the direction of the participant. The Company made matching contributions of $12,000 and $11,000 to the Plan during the years ended December 31, 1998 and 1997, respectively).

12.  COMMITMENTS AND CONTINGENCIES:

Leases

During 1998 and 1997, the Company had operating leases for facilities and equipment. Rental expense for all operating leases was $1,778,000 and $1,044,000 for 1998 and 1997, respectively. As discussed in Note 3, certain of these leases were assumed by UST, all others were terminated as of December 31, 1998.

Litigation and other claims

The Company is a defendant in a wrongful death suit relating to an accident involving one of its drivers. The claim has been turned over to the Company's insurance carriers and management expects the claim to be settled within coverage limits.

The Company is obligated under its liability and property damage insurance policies for losses up to the specific policy deductibles as a result of accidents and claims incurred. Accrued loss reserves of $68,402 as of December 31, 1998 were recorded to cover these potential claims.